Exhibit 24.1

POWER OF ATTORNEY WITH RESPECT TO

REGISTRATION STATEMENTS AND AMENDMENTS THERETO

COVERING SECURITIES ISSUED BY THE COMPANY

PURSUANT TO ITS 2012 STOCK AND INCENTIVE PLAN (AS AMENDED AND RESTATED)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward W. Stack, Lauren R. Hobart, Lee J. Belitsky, and John E. Hayes III, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and to execute any and all instruments which the attorney and agent may deem necessary in order to enable the Company to register the above-captioned securities for issuance and sale under, and otherwise to comply with, the Securities Act of 1933, as amended, or any other applicable law, and any requirements of the Securities and Exchange Commission (the “Commission”) or any other applicable governmental or regulatory agency or authority in respect thereof, including, but not limited to, power and authority to sign his or her name (whether on behalf of the Company or otherwise) to one or more registration statements, any amendments (including post-effective amendments) thereto and any of the exhibits, financial statements, schedules or prospectuses filed therewith, and to file them with such Commission, agency or authority. The undersigned ratifies and confirms all that any of the attorneys and agents shall do or cause to be done by virtue hereof. Any one of the attorneys and agents shall have, and may exercise, all the powers conferred by this instrument.

SIGNATURE	CAPACITY	DATE

/s/ Mark J. Barrenechea Mark J. Barrenechea	Director	August 18, 2020

/s/ Vincent C. Byrd	Director	August 18, 2020
Vincent C. Byrd

/s/ Emanuel Chirico	Director	August 19, 2020
Emanuel Chirico

/s/ William J. Colombo	Vice Chairman and Director	August 18, 2020
William J. Colombo

/s/ Anne Fink	Director	August 18, 2020
Anne Fink

/s/ Larry D. Fitzgerald, Jr.	Director	August 20, 2020
Larry D. Fitzgerald, Jr.

/s/ Lauren R. Hobart	President and Director	August 21, 2020
Lauren R. Hobart

/s/ Lawrence J. Schorr	Director	August 18, 2020
Lawrence J. Schorr

/s/ Larry D. Stone	Director	August 18, 2020
Larry D. Stone

/s/ Allen R. Weiss	Director	August 20, 2020
Allen R. Weiss